Exhibit 99.1

PRESS RELEASE
ARUBA NETWORKS ANNOUNCES FISCAL FIRST QUARTER
FINANCIAL RESULTS
First Quarter Revenues Increase 12% Quarter-over-Quarter and 91% Year-over-Year
Total Customer Count Tops 3,300
SUNNYVALE, California, November 20, 2007 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in user-centric networks and secure mobility solutions, today released financial results for the fiscal first quarter ended October 31, 2007.
Revenues for the fiscal first quarter of 2008 were approximately $46.7 million, an increase of 91% from $24.5 million reported in the fiscal first quarter of 2007, and 12% sequentially from $41.7 million reported in the fiscal fourth quarter of 2007. GAAP net loss for the fiscal first quarter of 2008 was $0.6 million, or $0.01 per share, compared to a net loss of $4.5 million, or $0.34 per share in the fiscal first quarter of 2007, and represented a $2.7 million improvement from a net loss of $3.3 million, or $0.04 per share, in the immediately preceding quarter. Aruba’s fiscal first quarter of 2008 GAAP results included $4.5 million of non-cash stock-based expenses.
Excluding the impact of stock-based and in-process research and development expenses in all periods, non-GAAP net income for the fiscal first quarter of 2008 was $3.9 million, or $0.04 per diluted share, compared to a non-GAAP net loss of $1.9 million, or $0.14 per share, in the fiscal first quarter of 2007, and represented a $1.9 million improvement from $2.0 million non-GAAP net income, or $0.02 per share, in the immediately preceding quarter.
“We are pleased with our first quarter results. We continued to gain market share from our largest competitors, with revenues increasing 12% sequentially and 91% year-over-year,” said Dominic Orr, president and chief executive officer of Aruba Networks. “First quarter demand continued to be strong across the wide range of vertical markets we serve including education, enterprise, government, and healthcare, and no single vertical market accounted for over 20% of sales. Sales were especially strong in October and this momentum has carried over into our second quarter. We believe that our user-centric networking solution is unique in offering the speed of a wired network, the low total cost of ownership and adaptability of a wireless network, and Aruba’s industry-leading security and centralized management.”
“New customer acquisition continued at a very rapid pace in the fiscal first quarter and we now have a base of over 3,300 total customers worldwide,” continued Mr. Orr. “According to industry analysts, Aruba Networks is the world’s second largest enterprise wireless LAN supplier, and the competitive differentiation of our architecture and products continues to drive sales. In early November, we launched major new product extensions that included very high speed 802.11n wireless LAN products and new Multi-Service Mobility Controllers offering throughput of up to 80Gbps. The launch of this new generation of ultra high-performance products has been well received by customers and prospects, and we believe it further extends our competitive lead.”
“Due to the solid increase in sales and a significant decrease in operating expenses as a percentage of revenues we increased non-GAAP net income by $1.9 million on a sequential basis,” said Steffan Tomlinson, chief financial officer of Aruba Networks. “We will continue to invest heavily in future growth but believe that our first fiscal quarter offered further evidence of the operating leverage in our business.”
Recent Highlights

Aruba Networks First Quarter 2008 / Page 2
Aruba’s focus on providing secure mobility solutions that integrate seamlessly with existing legacy network infrastructure enabled the Company to accomplish several key objectives over the past three months. Some highlights include:
•	Introduction of 802.11n Technology - Aruba announced a new generation of ultra high-performance Multi-Service Mobility Controllers and 802.11n Access Points. The new products make it possible to converge 802.11n wireless LANs, firewall-enforced user access control, cellular-to-Wi-Fi integration, and secure remote access into a single unified mobile solution that securely delivers enterprise networks to users wherever they roam. The new products are being highlighted in nationwide rollouts held in conjunction with distribution partners Avnet Technology Solutions, Catalyst Telecom, and Westcon Group, among others.

•	New Security Technology - Aruba introduced two important new technologies for enhancing network and facility security. Our new video surveillance solution enables wired and wireless video cameras to be easily integrated with an Aruba wireless LAN or mesh network for public safety, security monitoring, and logistics support applications. Aruba’s new Endpoint Compliance System (ECS) protects unmanaged mobile devices such as PDAs and user-owned laptops. In tandem with the launch of this product, Aruba announced the interoperability of our user-centric networks with Cisco, Juniper, and Microsoft network access control solutions, demonstrating our commitment to supporting interoperable security solutions.

•	Wide Area Networking Technology - Aruba announced the successful completion of wireless local area network (WLAN)-to-satellite integration testing with iDirect, Inc., a division of Vision Technologies Systems, Inc. and world leader in satellite-based broadband communications. Typical applications are expected to include video surveillance, perimeter security monitoring, disaster recovery, distance learning, logistics management, and storage depots.

•	Distribution and Channel Partners - Aruba announced our third new value-added distribution partner, Avnet Technology Solutions, and we realigned our UK channel program with the appointment of two UK distributors.

•	Customer wins - Aruba announced key customer wins, including the California State University system, the largest in the country, industrial concern ICI, and the Institut National des Sciences Appliquées de Lyon.

•	Market Share Gains — The Dell’Oro Group published a report establishing that Aruba’s share of the enterprise wireless LAN market has risen to greater than 10% in the second quarter of 2007 from roughly 5% in the same period of 2005. During the same period Motorola’s Symbol unit lost market share, and Aruba displaced Motorola as the world’s second largest enterprise wireless LAN supplier.

•	Industry Achievement - Aruba was also named a “Rising Star” in Deloitte & Touche USA LLP’s Technology Fast 50 program for Silicon Valley. The Rising Star award is a special designation for fast-growth companies that have been in business at least three years, but less than five, and is part of the Silicon Valley Technology Fast 50 program, which ranks the 50 fastest growing technology, media, telecommunications, and life sciences companies headquartered in Silicon Valley.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal first quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11099678. International parties can access the replay at +1-303-590-3000 and should enter passcode 11099678.
Forward Looking Statements
This press release contains forward-looking statements, including statements relating to Aruba’s business model, new product offerings, market positioning, sales momentum and customer pipeline, expected

Aruba Networks First Quarter 2008 / Page 3
future benefits of greater operating leverage and investments in future growth. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; shortages or price fluctuations in our supply chain; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; the intellectual property claims brought by Symbol Technologies, Inc. and Wireless Valley Communications, Inc.; and our ability to successfully market and transition customers to next generation products as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-K for the year ended July 31, 2007, which was filed with the SEC on October 12, 2007 and is available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC website at www.sec.gov. Additional information will also be set forth in Aruba’s report on Form 10-Q for the quarter ended October 31, 2007, which will be filed with the SEC in December 2007. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based and in-process research and development expenses. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding as of October 31, 2007. Aruba’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain non-cash expenses, such as stock-based and in-process research and development expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, Aruba’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results (excluding the impact of non-cash charges) over different periods of time.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely, stock-based expenses, that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

Aruba Networks First Quarter 2008 / Page 4
A copy of this press release can be found on the investor relations page of Aruba Networks’ website at www.arubanetworks.com.
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About Aruba Networks, Inc.
Aruba securely delivers the enterprise network to users, wherever they work or roam, with user-centric networks that significantly expand the reach of traditional port-centric networks. User-centric networks integrate adaptive WLANs, identity-based security, and application continuity services into a cohesive, high-performance system that can be easily deployed as an overlay on top of existing network infrastructure. Adaptive WLANs deliver high-performance, follow-me connectivity so users are always within reach of mission-critical information. Identity-based security associates access policies with users, not ports, to enable follow-me security that is enforced regardless of access method or location. Application continuity services enable follow-me applications that can be seamlessly accessed across WLAN and cellular networks. The cost, convenience, and security benefits of user-centric networks are fundamentally changing how and where we work. Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit http://www.arubanetworks.com.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com
© 2007 Aruba Networks, Inc. All rights reserved. Aruba Networks, BlueScanner and RFprotect are trademarks of Aruba Networks, Inc. All other trademarks or registered trademarks are the property of their respective holders. Specifications are subject to change without notice.

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	October 31,	July 31,
	2007	2007
Assets

Current assets:
Cash and cash equivalents	$52,395	$42,570
Short-term investments	56,233	62,430
Accounts receivable, net	29,466	23,722
Inventory	12,368	8,991
Deferred costs	3,279	3,217
Prepaids and other	3,274	2,432

Total current assets	157,015	143,362

Property and equipment, net	4,748	3,709
Intangible assets, net	3,679	3,912
Deferred costs	567	722
Other assets	481	428

Total other assets	9,475	8,771

Total assets	$166,490	$152,133

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,876	$2,201
Accrued liabilities	18,040	15,317
Income taxes payable	355	281
Deferred revenue	18,197	16,067

Total current liabilities	38,468	33,866

Deferred revenue	6,406	5,780

Total liabilities	44,874	39,646

Stockholders’ equity
Preferred Stock: $0.0001 par value; 10,000 shares authorized at October 31, 2007 and July 31, 2007; no shares issued and outstanding at October 31, 2007 and July 31, 2007	—	—
Common Stock: $0.0001 par value; 350,000 shares authorized at October 31, 2007 and July 31, 2007; 79,397 and 76,927 shares issued and outstanding at October 31, 2007 and July 31, 2007	8	8
Additional paid-in capital	223,265	213,545
Accumulated other comprehensive income	77	29
Accumulated deficit	(101,734)	(101,095)

Total stockholders’ equity	121,616	112,487

Total liabilities and stockholders’ equity	$166,490	$152,133

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 31,
	2007	2006
Revenues:
Product	$38,458	$19,106
Professional services and support	7,273	2,121
Ratable product and related professional services and support	999	3,278

Total revenues	46,730	24,505

Cost of revenues:
Product	11,857	7,301
Professional services and support	2,817	1,174
Ratable product and related professional services and support	362	1,186

Total cost of revenues	15,036	9,661

Gross profit	31,694	14,844

Operating expenses:
Research and development	8,300	5,091
Sales and marketing	21,700	10,808
General and administrative	4,191	2,613

Total operating expenses	34,191	18,512

Operating loss	(2,497)	(3,668)

Other income (expense), net
Interest income	1,356	112
Interest expense	—	(35)
Other income (expense), net	726	(831)

Total other income (expense), net	2,082	(754)

Loss before income tax provision	(415)	(4,422)

Income tax provision	224	88

Net loss	$(639)	$(4,510)

Shares used in computing net loss per common share, basic	77,102	13,279
Net loss per common share, basic	$(0.01)	$(0.34)

Shares used in computing net loss per common share, diluted	77,102	13,279
Net loss per common share, diluted	$(0.01)	$(0.34)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 31,	October 31,	July 31,
	2007	2006	2007
GAAP net loss	$(639)	$(4,510)	$(3,350)

Plus:
a) Stock-based expenses	4,490	2,598	4,754
b) In-process research and development	—	—	632

Non-GAAP net income (loss)	$3,851	$(1,912)	$2,036

GAAP net loss per common share	$(0.01)	$(0.34)	$(0.04)

Plus:
a) Stock-based expenses	0.05	0.20	0.05
b) In-process research and development	—	—	0.01

Non-GAAP net income (loss) per common share	$0.04	$(0.14)	$0.02

Shares used in computing diluted GAAP net loss per common share	77,102	13,279	75,612

Shares used in computing diluted Non-GAAP net income (loss) per common share	94,167	13,279	93,496

a)	Stock-based expenses include the revaluation of warrants to fair value

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended
	October 31,
	2007	2006
Revenues:
Product	82.3%	78.0%
Professional services and support	15.6%	8.6%
Ratable product and related professional services and support	2.1%	13.4%

Total revenues	100.0%	100.0%

Cost of revenues:
Product	25.4%	29.8%
Professional services and support	6.0%	4.8%
Ratable product and related professional services and support	0.8%	4.9%

Total cost of revenues	32.2%	39.5%

Gross profit	67.8%	60.5%

Operating expenses:
Research and development	17.8%	20.8%
Sales and marketing	46.4%	44.1%
General and administrative	9.0%	10.7%

Total operating expenses	73.2%	75.6%

Operating loss	(5.4%)	(15.1%)

Other income (expense), net
Interest income	2.9%	0.6%
Interest expense	—	(0.1%)
Other income (expense), net	1.6%	(3.4%)

Total other income (expense), net	4.5%	(2.9%)

Loss before income tax provision	(0.9%)	(18.0%)

Income tax provision	0.5%	0.4%

Net loss	(1.4%)	(18.4%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	October 31,
	2007	2006
Cash flows from operating activities
Net loss	$(639)	$(4,510)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	903	396
Provision for doubtful accounts	114	28
Write downs for excess and obsolete inventory	102	338
Compensation related to stock options and share awards	5,205	1,814
Non-cash interest expense	—	16
Accretion of purchase discounts on short-term investments	(855)	—
Change in carrying value of preferred stock warrants	(715)	784
Changes in operating assets and liabilities:
Accounts receivable	(5,858)	(630)
Inventory	(3,582)	(1,668)
Prepaids and other	(842)	(316)
Deferred costs	93	1,315
Other assets	(53)	(142)
Accounts payable	(490)	(1,143)
Deferred revenue	2,756	(1,720)
Other current and noncurrent accrued liabilities	2,905	3,087
Income taxes payable	74	31

Net cash used in operating activities	(882)	(2,320)

Cash flows from investing activities
Purchases of short-term investments	(11,654)	—
Proceeds from sales and maturities of short-term investments	18,754	—
Purchases of property and equipment	(1,440)	(650)

Net cash provided by (used in) investing activities	5,660	(650)

Cash flows from financing activities
Repayments on equipment loan obligations	—	(195)
Deposit for Series D redeemable convertible preferred stock, net	—	10,596
Cash received under stock issuance agreement	—	934
Proceeds from issuance of common stock	5,047	280

Net cash provided by financing activities	5,047	11,615

Effect of exchange rate changes on cash and cash equivalents	—	—

Net increase in cash and cash equivalents	9,825	8,645

Cash and cash equivalents, beginning of period	42,570	9,263

Cash and cash equivalents, end of period	$52,395	$17,908

Supplemental disclosure of cash flow information
Income taxes paid	$186	$60
Interest paid	—	17